Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our report dated 12 May 2017, with respect to the consolidated financial statements of Delta Topco Limited, in the prospectus supplement to the underlying base prospectus which forms a part of the Registration Statement on Form S-3 (Registration No. 333-215858) of Liberty Media Corporation for the registration of its Series C Liberty Formula One common stock.

/s/ Ernst & Young LLP

London, United Kingdom
12 May 2017